As filed with the Securities and Exchange Commission on July 26, 2000.

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                               UNITIL CORPORATION
             (Exact name of registrant as specified in its charter)

         New Hampshire                                         02-0381573
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

             6 Liberty Lane West, Hampton, New Hampshire 03842-1720 (Address of principal executive office, including zip code)

                               ------------------



                               UNITIL CORPORATION
                    TAX DEFERRED SAVINGS AND INVESTMENT PLAN

                            (Full title of the plan)




                             Anthony J. Baratta, Jr.
                            Senior Vice President and
                             Chief Financial Officer

                               UNITIL CORPORATION
                               6 Liberty Lane West
                        Hampton, New Hampshire 03842-1720
                                 (603) 772-0775
(Name, address, and telephone number, including area code, of agent for service)



                                   Copies to:
                             David S. Balabon, Esq.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 439-9500


                               ------------------

                         CALCULATION OF REGISTRATION FEE

           Title of                                Proposed maximum       Proposed maximum
           securities            Amount to be       offering price       aggregate offering
      to be registered 1         registered 2         per share3               price3         Amount of registration fee4

         Common Stock,              150,000            $26.6875              $4,003,125               $1,056.83
         no par value               shares
=========================================================================================================================

================================================================================
1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2 In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

3 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on July 21, 2000 which date is within five (5) business days of the filing hereof.

4 In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

     The following documents, which have heretofore been filed by Unitil Corporation (the "Company") and/or the Unitil Corporation Tax Deferred Savings and Investment Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A filed with the Commission on April 14, 2000.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 8, 1985, pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

     (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1999.

     All documents subsequently filed by the Company and the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post- effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

     Paul K. Connolly, Jr., a member of the firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which is rendering an opinion on the validity of the securities being registered hereunder, owns 2,631 shares of the Company's Common Stock as of the date of this Registration Statement. Mr. Connolly is a participant in the Company's Dividend Reinvestment and Stock Purchase Plan and, as such, acquires additional shares of Common Stock at regular intervals.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     The Company is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the "Act") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under the Act.

     Article X of the Company's By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person's having served as, or by reason of the person's alleged acts or omissions while serving as a director, officer, employee or agent of the Company, or while serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the Act. Any indemnification under this Article shall be made by the Company with respect to Directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the Act, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the Act.

     The right of indemnification arising under this Article is adopted for the purpose of inducing persons to serve and to continue to serve the Company without concern that their service may expose them to personal financial harm. It shall be broadly construed, applied and implemented in light of this purpose. It shall not be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor shall it be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of the State of New Hampshire. The provisions of this Article are separable, and, if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any other right of indemnification existing under this Article or otherwise. As used herein, the term "person" includes heirs, executors, administrators or other legal representatives. As used herein, the terms "Director" and "officer" include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Company as directors, officers or trustees of another organization in which the Company has any direct or indirect interest as a shareholder, creditor or otherwise.

     The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the Company or any of its subsidiaries, or who was or is serving at the request of the Company as a fiduciary of any employee benefit plan of the Company or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Act. The obligation to indemnify and reimburse such person under this Article, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     The Company holds a directors and officers liability and corporate indemnification policy to protect itself and its directors, officers, employees and agents against any expense, liability or loss, subject to certain limits in coverage and deductibles, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits.
------   --------

         Exhibit No.

         4.1 Unitil Corporation Tax Deferred Savings and Investment Plan, as amended and restated and effective as of January 1, 1989.

         4.2 Amendment No. 1 to Unitil Corporation Tax Deferred Savings and Investment Plan effective as of July 1, 1996.

         4.3 Amendment No. 2 to Unitil Corporation Tax Deferred Savings and Investment Plan effective as of January 1, 1997.

         4.4 Unitil Corporation Tax Deferred Savings and Investment Plan Trust Agreement.

         4.5 Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-14, No. 2-93769, and incorporated herein by reference).

         4.6 Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

         4.7 By-Laws of the Company (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, 333-73327, and incorporated herein by reference).

         5          Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

         23.1 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5).

         23.2       Consent of Grant Thornton LLP.

         24 Power of Attorney (included in Part II under the caption "Signatures").

     Pursuant to Item 8(b) of Form S-8, the undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.
------   ------------

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration

Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, the State of New Hampshire, on this 26th day of July, 2000.

                                             UNITIL CORPORATION


                                             By: /s/ Anthony J. Baratta, Jr.
                                                ----------------------------
                                                 Anthony J. Baratta, Jr.
                                                 Senior Vice President and
                                                 Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Baratta, Jr. and Mark H. Collin, and each of them individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:



Signature                             Title                            Date

/s/ Michael J. Dalton                 Director, President and      July 26, 2000
---------------------                 Chief Operating Officer
Michael J. Dalton


/s/ Robert G. Schoenberger            Director, Chairman of        July 26, 2000
--------------------------            the Board and Chief
Robert G. Schoenberger                Executive Officer


/s/ William E. Aubuchon, III          Director                     July 26, 2000
----------------------------
William E. Aubuchon, III


/s/ Albert H. Elfner, III             Director                     July 26, 2000
-------------------------
Albert H. Elfner, III


/s/ Ross B. George                    Director                     July 26, 2000
------------------
Ross B. George

Signature                             Title                            Date

/s/ Bruce W. Keough                   Director                     July 26, 2000
-------------------
Bruce W. Keough

/s/ Eben S. Moulton                   Director                     July 26, 2000
-------------------
Eben S. Moulton

/s/ M. Brian O'Shaughnessy            Director                     June 26, 2000
--------------------------
M. Brian O'Shaughnessy

/s/ J. Parker Rice, Jr.               Director                     July 26, 2000
-----------------------
J. Parker Rice, Jr.


/s/ Charles H. Tenney III             Director                     July 26, 2000
-------------------------
Charles H. Tenney III


/s/ Joan D. Wheeler                   Director                     July 26, 2000
-------------------
Joan D. Wheeler

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, the State of New Hampshire, on this 26th day of July, 2000.

                                               By:  Plan Administrator

                                               By:/s/ Mark H. Collin
                                                  ------------------
                                                     Mark H. Collin
                                                     Treasurer and Secretary

                                  EXHIBIT INDEX

Exhibit
  No.          Title of  Exhibit

4.1 Unitil Corporation Tax Deferred Savings and Investment Plan, as amended and restated and effective as of January 1, 1989.

4.2 Amendment No. 1 to Unitil Corporation Tax Deferred Savings and Investment Plan effective as of July 1, 1996.

4.3 Amendment No. 2 to Unitil Corporation Tax Deferred Savings and Investment Plan effective as of January 1, 1997.

4.4            Unitil Corporation Tax Deferred Savings and Investment Plan Trust
               Agreement.

4.5 Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-14, No. 2-93769, and incorporated herein by reference).

4.6 Articles of Amendment to the Articles of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).

4.7            By-Laws of the  Company  (filed as Exhibit  4.4 to the  Company's
               Registration   Statement   on  Form  S-8,  No.   333-73327,   and
               incorporated herein by reference).

5              Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1           Consent of LeBoeuf,  Lamb, Greene & MacRae,  L.L.P.  (included in
               Exhibit 5).

23.2           Consent of Grant Thornton LLP.

24             Power  of  Attorney  (included  in  Part  II  under  the  caption
               "Signatures").